UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2013

C. R. Bard, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	001-6926	22-1454160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of principal executive offices)	(Zip Code)

(908) 277-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 26, 2013, C. R. Bard, Inc. (the “Company”), JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other banks and financial institutions entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement dated as of October 12, 2011 (the “Credit Agreement”).

The Amendment increases the aggregate principal amount of credit available under the unsecured senior revolving credit facility from $600,000,000 to $750,000,000 and extends the commitment termination date from October 12, 2016 until September 26, 2018. The Amendment permits the Company to increase the aggregate commitments under the credit facility to $1,000,000,000 subject to certain conditions. The Amendment also increases the sublimit on the swingline portion of the credit facility and increases the Company’s maximum permitted debt to total capital ratio.

In the ordinary course of their respective businesses, one or more of the lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services for which they received, or will receive, customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
Date: September 30, 2013
	By:	/s/ Richard C. Rosenzweig
Name: Richard C. Rosenzweig
Title: Vice President, Law and Assistant Secretary

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